Exhibit 99.1

Special Note Regarding Forward-Looking Statements
The following transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties, and relate to future events or our future financial or operating performance. The forward-looking statements include all statements other than statements of historical fact including, without limitation, all statements regarding:

•	our estimates of our financial results for the fiscal year ending December 31, 2018;

•	our strategies and plans for our e-commerce business and our Medici businesses, including our tZERO initiatives;

•	our plans to increase our branding and marketing expenditures significantly;

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the possibility that we will pursue or attempt to pursue a strategic alternative that could change our business dramatically, including the possibility and potential effects of a sale of our e-commerce business, as well as the possibility that we will determine not to pursue any strategic alternative at all in the foreseeable future;

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our expectation that if we sell our e-commerce business for cash and retain some or all of the after-tax proceeds of the sale, we would return a significant portion of the after-tax proceeds to our stockholders within 12 months after any such sale, by means of a stock repurchase program, dividend, one or more issuer tender offers or other means to our stockholders;

•	our discussion of the potential effects on our financial results of the new accounting standards that became effective for us January 1, 2018 relating to revenue recognition;

•	our discussion of the effects on us of the recent Tax Cuts and Jobs Act, including the effects on our deferred tax assets;

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our expectations regarding the costs, benefits and risks of Medici Ventures' efforts to develop blockchain applications and tZERO's efforts to develop financial technology ("fintech") applications, including applications using blockchain technology and how effectively that technology will be adopted, and including our expectations regarding the costs, benefits and risks of the operations of our majority-owned subsidiary tZERO;

•	all statements regarding the plans of our majority-owned subsidiary tZERO or of our subsidiary Medici Ventures;

•	our expectations regarding the costs, benefits and risks of tZERO's ownership of SpeedRoute and PRO Securities, each of which is a registered broker dealer;

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our expectations regarding the costs, benefits and risks of having less than wholly owned subsidiaries, including our indirect 80% owned subsidiary tZERO and our currently wholly owned subsidiary Medici Ventures, which has issued stock options to employees and consequently may not be wholly owned in the future;

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our discussion of the security token offering currently being conducted by our majority-owned subsidiary tZERO, including the possibility that the proceeds of the security token offering might be treated as income to us for federal income tax purposes, which would increase our income tax expense, and might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO's net book value compared to equity treatment, and the possibility that the security token offering will not raise a significant amount of funds or might not be completed at all;

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our expectations regarding the costs, benefits and risks of our efforts and plans to advertise or offer financial product and services offerings on our website, including our plans to advertise discount stock brokerage trading services, and our expectations regarding the costs, benefits and risks of other additional businesses, innovations and projects that we or our subsidiaries may engage in, offer or advertise in the near future;

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our expectations regarding Medici Ventures' recent purchase of a 50% interest in DeSoto Inc., a newly-formed public benefit corporation formed for the purpose of carrying out our collaboration with economist Hernando de Soto;

•	the expected financial opportunity related to De Soto Inc.’s operations in Peru;

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our discussion of our efforts to adapt to the changes that Google has made to its natural search engine algorithms and additional changes Google may make, and the effect such changes may have on our finance hub;

•	our beliefs regarding our ability to attract and retain customers in a cost-efficient manner;

•	the anticipated effectiveness of or potential improvements in our marketing;

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our future operating and financial results, including any projections of revenue, profits or losses, contribution, technology expense, general and administrative expense, cash flow, capital expenditures or other financial measures or amounts or non-GAAP financial measures or amounts or anticipated changes in any of them;

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our beliefs and expectations regarding the adequacy of our facilities, including leased and third-party operated warehouse facilities, as well as the possibility that we may add distribution centers or other distribution facilities to our distribution system or our expectations regarding the results of any such additions;

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our expectations that we can comply with the requirements of our term loan agreement and related agreements, and that we can repay all amounts outstanding under the loan agreement without significant adverse effects on our business;

•	our future capital requirements and our ability to satisfy our capital needs;

•	the adequacy of our liquidity and our ability, if any, to increase our liquidity or capital resources through traditional capital raising or tZERO's security token offering;

•	any possibility that we may purchase tZERO Security Tokens from our majority-owned subsidiary tZERO;

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any possibility that tZERO may repay any or all of the amounts we have advanced to tZERO, or that we may accept tZERO Security Tokens to be issued by tZERO in satisfaction of any or all of such amounts;

•	tZERO's plans, including without limitation its plans to develop its Token Trading System;

•	whether the Token Trading System will comply with SEC rules and regulations;

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our plans and expectations regarding the costs, benefits, and risks of attempting to develop technology applications including applications using or relating to blockchain technology and our plans to commercialize any of these potential applications;

•	our ability to retire or refinance the debt we have or incur in the future;

•	the competition we currently face and anticipate;

•	the effects of current and future government regulation;

•	our expectations for our international sales efforts and the anticipated results of our international operations;

•	our efforts to provide multi-channel fulfillment services;

•	our plans for further changes to our business;

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our expectations regarding our ability to successfully adopt a high-growth, high-cash flow strategy, and our beliefs regarding our ability to effectively change business strategies and scale the growth of our business;

•	our beliefs regarding current or future litigation or regulatory actions or fines;

•	our beliefs and expectations regarding existing and future tax laws and related laws and the application of those laws to our business including the results of tax assessments we receive periodically;

•	our beliefs regarding the adequacy of our insurance coverage;

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our beliefs regarding the adequacy and anticipated functionality of our infrastructure, including our backup facilities and beliefs regarding the adequacy of our disaster planning and our ability to recover from a disaster or other interruption of our ability to operate our Website;

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our beliefs regarding our cybersecurity efforts and measures and our efforts to prevent data breaches and the costs we will incur in our ongoing efforts to avoid interruptions to our product offerings and other business processes from cyber-attacks and from data breaches;

•	our ability to maintain or improve upon customer service levels that we and our customers consider acceptable;

•	our beliefs regarding the adequacy of our order processing systems and our fulfillment and distribution capabilities;

•	our expectations regarding the costs and benefits of modifying our marketing efforts to deemphasize coupons;

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our belief that we and our partners will be able to maintain inventory levels at appropriate levels despite the seasonal nature of our business and the rapid changes we encounter in customer demand for various products;

•	our expectations regarding our emphasis on home and garden product offerings;

•	our belief that we can successfully offer and sell a constantly changing mix of products and services; and

•	our other statements about the anticipated benefits and risks of our business and plans.

Further, in some cases, you can identify forward-looking statements by terminology such as may, will, could, should, likely, expect, plan, seek, intend, anticipate, project, believe, estimate, predict, potential, goal, strategy, future or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those contemplated by our forward-looking statements for a variety of reasons, including among others:

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any changes we may make to our business as a result of our current ongoing review of potential strategic alternatives, which could involve a sale of our e-commerce business, a sale of, or business combination involving, Overstock in its entirety, a management-led buyout, and/or additional equity or debt financings;

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the possibility that we may sell our e-commerce business for cash and retain some or all of the after-tax proceeds of the sale for use in our blockchain initiatives, which would result in our stockholders owning equity interests in a publicly-held corporation seeking to develop entirely new businesses and revenue streams, without the benefits of our current e-commerce business and the approximately $1.7 billion it generates in annual net revenues;

•	the potentially substantial corporate level income tax expense we could incur if we were to sell our e-commerce business in a taxable transaction;

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the possibility that a sale of our e-commerce business would leave us without the revenues generated by the e-commerce business but with most if not all of the expenses of operating a publicly-held corporation regardless of the sale of the e-commerce business;

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the possibility that our well-publicized review of potential strategic alternatives may distract our management and other employees, may cause members of our management and/or other key employees to seek employment elsewhere, and may have adverse effects on our business and financial results;

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the technical, operational, financial, regulatory, legal, reputational, marketing and other obstacles we would face in trying to create a profitable business with significant revenues from our blockchain initiatives;

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the potential effects on our financial results of the new accounting standards that became effective on January 1, 2018, including new standards relating to revenue recognition, which could require us to present our revenues on a net rather than gross basis, which would not affect our future profits or losses, but would cause us to report substantially lower revenues in the future;

•	the possibility that the recent Tax Cuts and Jobs Act will have adverse effects on us in addition to those we have already identified;

•	the possibility that the proceeds of the security token offering currently being conducted by tZERO might be treated as income to us for federal income tax purposes;

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the possibility that the proceeds of the security token offering currently being conducted by our majority-owned subsidiary tZERO might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO's net book value compared to equity treatment;

•	the possibility that the security token offering currently being conducted by tZERO could result in claims against tZERO and/or us;

•	the possibility that we will increase our sales and marketing activities substantially, which could have an adverse effect on our near-term financial results;

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the costs of, and any difficulties we may encounter with, the implementation of our growth strategies for our e-commerce business, including our plans to invest more heavily in sales and marketing activities, new distribution facilities, our technology platforms, our Club O rewards program and our private label strategy;

•	the efficiency of our e-commerce engine and its effect on our business strategy;

•	the cost and availability of online and traditional advertising, and the results of our various brand building and marketing campaigns;

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difficulties we have encountered and continue to encounter with changes that Google has made to its natural search engine algorithms, which have periodically resulted in lower rankings of our products and may continue to do so, and future changes that Google and other search engine companies may make to their natural search engine algorithms, which may have similar effects on us;

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increasing competition, including competition from well-established competitors including Amazon.com and Wayfair, competition from competitors based in China or in other relatively low-cost jurisdictions, competition from well‑funded companies willing to incur substantial losses in order to build market share, and from others including competitors with business models that include delivery capabilities that we cannot currently match and may not be able to match in the foreseeable future;

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difficulties we may encounter in connection with our efforts to offer services to our customers outside of our retail e-commerce business, including the credit, insurance, discount brokerage trading services and automated investment advisory services we advertise;

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difficulties, including expense and any operational or regulatory issues we may encounter in connection with tZERO or its subsidiaries, including its two registered broker-dealers, SpeedRoute and PRO Securities;

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technical, operational, regulatory or other difficulties we may encounter with our Medici or tZERO blockchain and financial technology initiatives, including any difficulties we may have marketing any products or services tZERO may offer, whether due to lack of market size or acceptance or as a result of competition from any of the numerous competitors seeking to develop competing technologies or systems or as a result of patents that may be granted to other companies or persons, and losses we may continue to incur in connection with our Medici and tZERO blockchain and financial technology initiatives;

•	the possibility that blockchain technology may be adopted more slowly than we anticipate;

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the difficulties tZERO will face in attempting to market its DLR Software, and the possibility that we and/or tZERO have overestimated the demand for, and/or the size of the intended market for the DLR Software or may face regulatory issues relevant to the DLR Software;

•	the difficulties tZERO will face in attempting to generate revenues from blockchain-based applications of any nature;

•	Medici Ventures' current business model of providing the services of its developers at Medici Ventures' cost to companies in which Medici Ventures owns an interest;

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difficulties we may have with the assets or interests in other companies that we or our subsidiaries Medici Ventures or tZERO may have made or may make in the future, including any impairment we may recognize with respect to assets or businesses that we, Medici Ventures or tZERO have acquired or may acquire, including with respect to our interests in companies that are in startup or development stages;

•	any liability or expense we may incur as a result of our interests in other companies, whether as a result of regulatory issues or otherwise;

•	any downturn in the U.S. housing industry or other changes in U.S. and global economic conditions or U.S. consumer spending;

•	the imposition of tariffs or occurrence of other factors that increase the price of importing into the U.S. the types of merchandise we sell in our e-commerce business;

•	our failure to maintain our existing relationships with our fulfillment partners or build new relationships with fulfillment partners on acceptable terms;

•	our failure to maintain optimal levels of product quality, quantity and assortment or to attract sufficient consumer interest in our product offerings;

•	any claims we may face regarding the quality, safety or labelling of the products we offer;

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modifications we may make to our business model from time to time, including aspects relating to our product mix and the mix of direct/partner sourcing of the products we offer, and difficulties we may encounter as a result of our efforts to change various aspects of our business model frequently and rapidly;

•	the mix of products purchased by our customers and changes to that mix;

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any claims we may face regarding cyber security issues or data breaches or difficulties we encounter regarding Internet or other infrastructure or communications impairment problems or the costs of preventing or responding to any such problems;

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any problems with or affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors or any difficulties we may have maintaining compliance with the rules of the payment card processors;

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any substantial decrease in our liquidity, whether as a result of our repayment of our term loan, as a result of our business operations, or as a result of litigation or other claims against us, and the possibility that we will be unable to obtain financing or any other source of liquidity adequate to enable us to continue our operations;

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problems with or affecting the facility where substantially all of our computer and communications hardware is located or other problems that result in the unavailability of our Website or reduced performance of our transaction systems;

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the extent to which we may owe income or sales taxes or may be required to collect sales taxes or report sales or to modify our business model in order to avoid being required to collect sales taxes or report sales or avoid the application of other types of taxes, and any liabilities that may ultimately be imposed upon us for not having collected sales tax in jurisdictions in which we have not done so;

•	the possibility that the United States Supreme Court may overturn the sales and use tax physical presence nexus requirement previously upheld by the Supreme Court in 1992 in Quill v. North Dakota;

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any losses or issues we may encounter as a consequence of accepting or holding bitcoin or other cryptocurrencies, whether as a result of regulatory, tax or other legal issues, technological issues, value fluctuations, lack of widespread adoption of bitcoin or other cryptocurrencies as an acceptable medium of exchange or otherwise;

•	difficulties we may have in responding to technological changes;

•	losses we may incur due to fraud or our inability to prevent or limit fraud;

•	claims or other problems we may encounter as a result of the listing or sale on our Website of pirated, counterfeit or illegal items;

•	difficulties we may have financing our operations or our expansion with either internally generated funds or external sources of financing;

•	any failure by us to maintain compliance with the requirements of our current loan agreement or any future loan agreement or related agreements;

•	any environmental liabilities we may incur relating to the real estate one of our wholly owned subsidiaries purchased for our corporate headquarters;

•	any failure of any of our product or service offerings outside of our main shopping Website offerings to provide the benefits we expect from them;

•	any difficulties we may encounter as a result of our reliance on numerous third parties that we do not control for the performance of critical functions material to our business;

•	any difficulties we may encounter in connection with the rapid shift of e-commerce and online payments to mobile and multi-channel commerce and payments;

•	our inability to increase market share or revenue in accordance with our plans;

•	difficulties with the management of our growth and any periods in which we fail to grow in accordance with our plans;

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difficulties we may encounter in connection with our efforts to emphasize our home and garden product offerings and to brand ourselves as a home and garden shopping destination, including the risk that our sales of home and garden product offerings could decrease substantially as a result of a significant downturn in some or all of the U.S. housing market;

•	fluctuations in our operating results;

•	difficulties we may encounter in connection with our efforts to expand internationally, including claims we may face and liabilities we may incur in connection with those efforts;

•	adverse results in legal proceedings, investigations or other claims;

•	any difficulties we may have optimizing our warehouse operations;

•	the risks of inventory management and seasonality, particularly with inventory subject to rapid price declines;

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any decrease in the rate of growth of e-commerce, particularly in home goods, and the occurrence of any event that would adversely affect e-commerce or discourage or prevent consumers from shopping online or via mobile apps;

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the possibility that we will suffer adverse consequences as a result of one or more of the related party transactions we have entered into or other related party transactions that we may enter into in the future; and

•	the other risks described in the attached transcript or in our other public filings.

In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in our Report on Form 10-K, filed with the SEC on March 15, 2018, especially under the headings "Risk Factors," "Legal Proceedings," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These factors may cause our actual results to differ materially from those contemplated by any forward-looking statements in the transcript. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events.
Our forward-looking statements contained in the transcript speak only as of the date of the call transcribed in the transcript and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of the call or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements were based.

March 15, 2018 / 08:30PM GMT, Q4 2017 Overstock com Inc Earnings Call

THOMSON REUTERS
FINAL TRANSCRIPT
Q4 2017 Overstock.com Inc Earnings Call

EVENT DATE/TIME: MARCH 15, 2018 / 8:30PM GMT

CORPORATE PARTICIPANTS

Jonathan E. Johnson Overstock.com, Inc. - Director and President of Medici Ventures
Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO

CONFERENCE CALL PARTICIPANTS

PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the Q4 2017 Overstock.com, Inc. Earnings Conference Call. (Operator Instructions) As a reminder, this conference call may be recorded.

I would now like to introduce your host for today's conference, Mr. Rob Hughes, Senior Vice President, Finance. Please go ahead, sir.

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Thank you. Good afternoon, and welcome to our fourth quarter and full year 2017 earnings conference call. Joining me today are Dr. Patrick Byrne, Founder and CEO; Saum Noursalehi, President of our Retail business; Jonathan Johnson, President of Medici Ventures; and Senior Vice President, Seth Moore.

Let me remind you that the following discussion and our responses to your questions reflects management's views as of today, March 15, 2018, and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release filed this afternoon and in the Form 10-K we filed today. Please review the safe harbor statement on Slide 2.

During this call, we'll discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website, contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures.

Patrick, with that, let me turn the call over to you.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Thank you, Robert. Welcome, everybody. We have 800 viewers. Welcome. I'm going to tell you a little story before we start. Some months ago, last summer, when I got thinking of doing something strategic with this company, one of the things, as I mentioned in the last quarter, was taking it private. I mentioned that in the last quarter conference call. I went to see my rabbi, and some of you know my rabbi, quick as a wink said, "There's a case you got to think of called Texas Gulf Sulphur. It's a very famous case, and you have all kinds of strange and difficult-to-understand assets in your company, and you need to make sure these are all fully explained to the public before you could ever do something like that." So, I took it on myself to make maybe a much larger effort in the last 6 months than I have previously for about 10 years to talk to anybody. My goal here is not make the stock go up, down, anything. I have no opinion, and I will repeat how risky various things are that we're doing in blockchain. But, I feel my job is to turn all of our cards up on the table so the market can figure out what things are worth, and then everyone can make informed choices. So that's my philosophy, that's why I've taken such length in the last earnings call, and we're going to take such lengths in this earnings call, so anyone trying to understand, and remember, I used to be a Wall Street analyst, I know what it's like; I'm trying to lay everything out so people can figure out for themselves what this is worth.

Strategic options. I have a shock collar wired to my neck, and if I say one word, Rob Hughes is going to electrocute me. Seth Moore has a statement to read.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. We announced on our last earnings call that we'd engaged Guggenheim to consider strategic alternatives, one of them being the sale of our e-commerce assets. This work is ongoing, and we'll provide an update when appropriate. That said, our philosophy is that we should always run every asset like we intend to own it forever, and our strategy discussion will be framed that way. That's a position we think our shareholders should appreciate as well as any potential acquirers.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Can you say anything else about the process or where we are in this process?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
No. Due to confidentiality and everything else around the process, we don't want to comment further.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
May I say anything about this, Seth?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
No.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
If you hear me get electrocuted and fall to the ground, you'll know.

Okay. In a nutshell, here's a little montage. The whole story of what's going on is contained in these 4 photos. It's kind of silly, I know it's not normal convention to talk directly about a competitor, but it's kind of silly not to talk about Wayfair. It's the elephant in the room. It's changed the whole landscape of the industry we're in. For example, in the upper left-hand corner, you see they're running 8x many TV spots as we are, that's just one example. In the upper right-hand corner, you see our earnings history. There, in red, you see a nice Internet company dribbling along at basically 1%, struggling to make $10 million, $15 million, $20 million, $30 million of pretax income per year, our Retail business. That picture, those red bars, is as rare as a unicorn; where are you going to see that? But yet, it's just silly not to acknowledge, somebody has come in, taken exactly our business model and has now lost $700 million in the last 4 years. There's such a thing as margin compression and that margin compression when we have a direct competitor who's just doing this that just lost a quarter billion in pretax operating income. So we've decided we can't operate -- hello? Someone just broke into our line, operator.

We've decided we can't play that, I've decided we can't play that game any longer; we're in a knife fight, and it's time we're going to answer in kind; and we think we can do so far better and more efficiently. I think we're the most efficient e-commerce engine out there. We've shown it in the past by showing profits, now we're going to show that we can play the game that everyone else played, and we can do it far better than they did.

In the lower left-hand side, we'll be going through these slides a little bit in more detail later, their share of voice, that's a leading indicator. I'll tell you how we get there, but the fact that those have crossed, that we have now crossed the company that was 3 or 4x our size and market cap, 4, 5, 6x, whatever, we've now actually closed in terms of share of voice, that's a very important leading indicator.

And on the lower right-hand corner, you'll see another rare thing. Oh no, everybody sees hockey stick projections all the time, which this is not a projection; this is accurate because we're doing something unusual and that we're showing you January and February customer growth. So, this isn't just a projection.

Saum?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. I would just add, up until now, we've really tuned our models for short-term profitability, as you can see from the historicals. The last 2 months or so, we're really now starting to optimize for future profitability and lifetime value of the customer.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. And have gotten to the point we can do that. So that has led to this slide. What really happened last year is we lost $12 million, net-net-net, on Medici and $14 million on retail, net loss before tax changes. What we are doing is we're taking our net operating loss or NOL that we have previously, years ago, 4 years ago, we booked -- what's the DTA, Rob?

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Deferred tax asset.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
And now that we are changing our strategy and are adopting the strategy that we've always eschewed, it's time to flip that back. So we're giving that to noncash tax entry, book entry as well as Trump's tax cuts had changed the value of that underlying NOL. So there is some noncash tax cuts stuff that takes us to $110 million, and there, you see at the bottom what's going on underneath that stuff. The result is this horrible-looking number of $110 million, but $84 million-ish is that noncash tax stuff and then negative operating cash flow.

Moving forward, we're going to go into the Retail business first, both the strategic overview and some particulars of what we're doing. So first, just again on the -- in the big picture, this is our weekly new customer growth, here is our monthly new customer growth. We have a nice -- sorry, there's a few second delay in the system, we have broken to the back of the downward spiral.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Now, I think part of the value of these metrics that we're sharing around share of choice, traffic, new customers, those are to be understood as leading indicators of what a growth strategy should produce.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. That's a good point.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
That when you hit the throttle, you start advertising and you start bringing in new eyeballs. First, attitudes change, then traffic moves, being the home category and being highly considered, as that traffic starts coming in, it takes a period of weeks, even up to a month, to make decisions on the buying cycles in the categories we offer. So, then the customers trail next, and then those customers turn into revenues and, finally, profits, as those cohorts of customers you're bringing in start building on each other.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Right. So these are leading revenues. Great point. Great point. I mean, sorry, leading indicators. Seth has it exactly right, you're getting the customers, and then the customers start coming back and so on and so forth.

Here's capital raise. I'll just remind you how we've done this so sparingly compared to the entire industry. Our retail operating margin, now we've added Amazon into this picture. You can see they had, I think, 2 years of what looks like positive. They've slipped back under in a small way. We have now gone negative in our operating margin, and I view that very much as competition from having this kamikaze competitor who has come into our field. It's very tough to run a business making $20 million, $30 million when you have a copycat who's losing a quarter billion; not insurmountable, and we have a way to handle it that, as you'll see, but next slide.

This is what's going on underneath it. They're just spending 3 to 4x what we're spending. They're running 8x many spots -- so it peaked at 13 at one point in Q4, they're just blowing a bunch of money, and they are renting customers. As far as we know, they're renting customers. Here, even with our terrible SEO results, and I explained this in detail in the last earnings call, that we had, starting in May, a gradual erosion that just kept continuing of our SEO or search engine traffic. And even with that -- and when 40% of your business goes into a 40% to 70% tail slide, it was quite a surprise to us as it emerged over the course of last year and it's heck of a lot to overcome; and yet even given that cataclysm worse than we've ever had, our customer acquisition cost stays better than Wayfair.

Seth, any comment on that?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. It really speaks to the efficiency of our engine, that through technology and through a very strong platform, even with a bunch of free traffic pulled out of the system, we still had almost 1/3 lower customer acquisition cost than our next closest competitor.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Right. So this is that -- blowing up that larger slide again. This is, in a nutshell, what's going on. It's awful tough to maintain a business at 1% when we have a competitor doing this, and it's silly to be talking about it. We can talk about our affiliate program if you want, but at the end of the day, this is the main event, this is the elephant in the room. We have a direct competitor who's adopted this strategy yet again, yet again, and it's not that I want to sound sore about it. It's just been 18 years of people coming in and losing. We have this -- we took a bunch of names off at other slides, and you can read it, but all the competitors who'd come and gone blow half a billion, $1 billion, and it's just got ridiculous. So we have another competitor doing this. It has very directly affected the results of your company.

Fortunately, we have Saum Noursalehi and his team. We put them on it, and as you can see, our competitive visit share, as of yesterday, we have -- going back some months now, where does this go back, the beginning of January? Do I have that? Anyway, we have compressed and compressed Wayfair's lead over us in visits until this. And you need to know, this isn't just we're blowing a bunch of money, although we are significantly increasing marketing, we're adopting a strategy much more like the other people. I believe you're going to see much more efficient, we've been playing the wrong game, we've been playing a game that no one else is playing and nobody seems to care. So we've switched to this other game, and we can play it much better than anyone that has, and you're going to see that, I think, this year.

But this was not just achieved through just increasing marketing like other guys spending 8x or buying 8x many TV ads, this is a combination of -- in fact, I'm going to go one more slide. This is a combination of our digital marketing efforts, which have gotten -- it's like what I dreamed of in 2002, 2004. And it's all happened, and even better than I dreamed, our machine learning and AI and the teams that are running all the different channels, it is as spick and span and tight as can be. We are pushing more money through those channels now that we have them so good. We are pushing a lot more money through those channels.In addition, I mentioned in the last earnings call that we had sort of created a whole new paradigm, it happened to be Saum's brother thought it up, and a whole new paradigm of marketing that we feel the industry has missed, and we launched it around Christmas time, and it's working quite nicely; we're extremely happy with it.

Now I'll shut up. Saum, what do you want to add to that?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. I would just add that the paradigm allows us to target customers early in their inspirational process, where they're considering shopping. In addition, in the last 2 quarters, we've really talked about the in-house marketing tech that we were building. It's really starting to pay back now. So while there is increased spending here, we have a much more efficient engine than competitors at acquiring customers.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
And we've been asked several times, why don't you adopt a growth strategy? Why do you insist on profitability? And part of it was because we believe you need a discipline around retention and monetization of customers before it makes sense to invest in customers. We'll see, as we lay things out over the next few slides, we've made material moves in our ability to retain, monetize and scale our business without also scaling cost. So we get better leverage on our G&A that we think enable us to pick up this strategy now and increase the value of a customer to us when we acquire it.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Exactly. And this tells the whole picture, we've taken so much less capital than the other guys, the other guys are blowing it on in unbelievable marketing budgets. We have something that no one else has had, other than the Amazon for a couple of years, our profitable B2C commerce company. But in the face of that sort of gravitational pull, we have to respond. We can't just be -- just taking body blows and lose market share. So the right path is -- and again, I've woken up after 18 years to realize nobody ever cared about our earnings, and nobody seems to care about Wayfair's losses, or other people's losses. And so if that's -- Warren Buffett says, sometimes life is like you play the piano all the way to Carnegie Hall, and you get there and then somebody hands you a violin. I thought the game we were in was let's make money and see who can do this smartest and most efficiently and lose the least capital. It turns out that's not the game we're in, whether other people have forced us on it or what does it matter. But we have to wake up. We're going to play that game, and we can do it this year and play it better than anyone (inaudible) adopt this sort of -- and I give credit to Bezos. This idea of him saying early on, it's going to be about growth and not GAAP net income but cash flow. We have this very interesting property to our business. I've mentioned several times before. And it is that, normally, businesses grow like a brick factory. If it's growing and it's profitable, it sucks up cash even if it's profitable (inaudible) inventory and accounts receivable in this amount. But our Internet businesses, because we have this odd negative cash flow cycle, we get paid in 3 days and pay in 30, 45, something like that -- and anyway, because of that, we generate cash as we grow. Bezos figured that out and did it with Amazon, he's the only guy who sort of had got to an escape velocity that I know of. We got through an escape velocity, I mean, with profitability, I'm super confident we can switch to this strategy, crush in the game that we've never played before, but we will now crush in that game; and anytime we want, we can switch back to the other strategy. But if this is the game that we are in and either our competitors have forced upon us or we've woken up to and realized it's the right way to play at this point, we don't want to lose market share, I'm super confident we can adopt this and do better numbers than anyone else you see on the field.

Saum?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
I think it gives us an advantage. When you've had to optimize your engine on very little capital and you've really tuned that engine, it's much easier then to do the growth strategy, and that's the position, I think, we're in.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. When you have all the capital in the world, it's a luxury. Now we had to build the efficient engine first.

So next up, Saum, how are we going to do that? Why don't we talk about the retail engine itself?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. We've said on previous calls, we're really focused on price, assortment, convenience. Our pricing is significantly better than our competitors'. Overstock customers, as an example, pay 11% less than Wayfair on average, on pricing that's displayed on their site.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
May I interrupt for a second, Saum? I know there's some very precise wording on that, Seth. Can you say that?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. That when an Overstock customer makes a purchase, they are paying, on average, 11% less than the Wayfair listed price for that product.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes, that's legal, and it's on their display price, actually, to be specific. But that's on our matching engine, which matches on hundreds of thousands of products.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
What are -- I have to interrupt for a second. We have this server error show up in our computer. I don't know -- operator? Crystal, which slide are people seeing right now?

Operator
I'm sorry, sir, I don't have access to the slides on my end.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay. Well, are you -- well, we just had a server error show up in our computer. We can't tell if anyone's seeing anything. We will -- just a moment. Just a moment.

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Let's advance, Patrick. It looks like it's working now, but we'll have somebody check.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director

We should be on Slide 18, for everyone to know.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Good. Okay. (inaudible)

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. On assortment, I just want to highlight some of these items. We have a supplier platform that we know is very efficient based on all the feedback we've heard from our partners. It allows us to really scale assortment without human capital. It's all about automation and incorporating machine learning to optimize SKUs and onboard partners quickly.

Lastly, on convenience, we've really tuned our site and our mobile experience for speed, and that's just not me talking about it. We've won awards the last 5 years from Compuware and other companies like Gomez in the past for site performance, which we know is a huge benefit when it comes to conversion on the site. So our whole infrastructure was designed with page-speed in mind.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
And I'm going to mention something. Saum is so modest. Our machine learning -- there have been sort of in our 18 years maybe 5 big revolutions in the technology, say, of digital marketing. And we probably caught 3 of those revolutions very early and probably missed 1 or 2 of them later than we should have. This machine learning and AI is sixth, and we are in on the ground floor. And I deal with engineers at the largest -- the companies you're thinking of, the largest Silicon Valley companies out there who are continuously telling me, the team that we have assembled here is so elite. What we're doing is so leading edge. They said there's only one -- frankly, one other guy in the field doing this. And Seth recently had -- well, Seth has had, in the last 5 months, a lot of opportunity to study what other people have. And in terms of -- on the supply side and on the marketing side, I really think there's us and Amazon, and I have to give credit to Wayfair. I think Wayfair's in the same class, I think us and Amazon are ahead and then it's kind of head and shoulders back to everybody else in the field.

Seth, do you want to expand on that? Or...

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
No. I think that covers it really well.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay. Moving on. This is not just talk. Let's see how long -- I'm gauging how long -- there's a delay of about 30 seconds. I will -- there's a -- I will account for that in the future.

Moving to the next slide, which will show up shortly for you. This is not -- wait until it shows up and then this slide will be gone. Okay. Copy. This is not just our opinion. We have all won all kinds of awards for our -- for Saum's technology and our customer care.

Saum, why don't you...

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
I wouldn't say me. I think we have the best tech team in the industry. So these are awards in mobile, and best mobile experience. We're building proprietary in-house tech like our recommendation engine. And we also have an amazing customer service team. So these are all the awards they've won, including Loyalty 360, which was just this year or...

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. Go ahead, Seth.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. I think really if you look at the last couple slides about our payments offerings, in-house financing, our customer service program, all of these indicate the improvements that we've made at retaining customers and keeping them loyal, which increases the value of customer acquisition. And it's justifying this pivot for us to move to a more aggressive growth strategy.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. And this is a small thing. For (inaudible) people don't even know. If this were Amazon, everybody would notice this. 6 years in a row, our mobile apps have won the award as the best Android, the best iOS shopping ads, our search engine. We started off as a third-party integrator, we weren't trying to be a tech company. We integrated all this third-party technology for all these functions. Somewhere along the way, the guy called Spock sitting next to me and Saum, Mr. Spock and Saum and some others like them, Commander Data, they started building technology internally that replaced those -- that measure stacked up against that third -- those third-party integration. And we never gave them any advantage or -- and it's only when they developed technology that could beat all that third-party stuff, we said we would switch to it. And now I think we got -- like I mentioned this in the last earnings call, McKinsey came and did a study on us, and they basically said there's -- as far as website, intelligence and all this stuff, there's Amazon, Overstock and then head and shoulders down to the whole crowd; that was 2 years ago, and we're substantially better now.

Next, Club O. And, Saum, why don't you talk about the importance of Club O?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
The Club O members are about 4x more valuable than our nonmembers. And in general, we've really focused on investing in our "owned" customers, which our loyalty program, Club O, falls under. That grew 47% year-over-year. In addition to that, other owned-type customers are e-mail or mobile apps, which we've talked about. These customers have the best customer lifetime value, which is why we invest in it. And we really think -- you've heard about the challenges we've had with SEO. These channels or areas are going to be much more dominant in the coming quarters and years ahead.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. And there's a lot of things we can tie into our Club O program and make things that just keep making it more and more appealing.

Partner onboarding. Let's go here. What's going on here that you want to talk about?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
I mean, we mentioned the partner platform being a competitive advantage. This will allow us to quickly scale our assortment as we grow. And so this shows our partner growth, but our assortment is growing nicely with it.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
This is really critical in that a lot of companies in the past have failed to scale. The graveyards of e-commerce are littered with companies that went from 0 to $1 billion in 3 years and then died. And the story for virtually all of them was that they failed to extract any sort of leverage out of their G&A. Their G&A grew indefinitely with their top line.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Just give me an example of how a company's doing that today. You don't have to name their names, but just...

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. So a lot of these companies, for example, have been driven by manual human curation. If your business model relies on humans picking sets of products, arranging them together to display the customers to create a shopping experience, the more clusters of products you want to display to more customers, the more bodies you have to add to build those curations, and you don't extract leverage on that over time and there's not one of those. There are many, many dead e-commerce companies who grew to $500 million, $1 billion, even more, only to discover that there's no leverage in that model over the long run. And so building a partner onboarding platform and a supplier curation platform that's bringing products in, building content and then doing that curation to create an appealing shopping experience, but doing it algorithmically rather than manually, creates an experience that actually scales and extracts leverage on your technology G&A that you can never get out of human investment.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. So, for example, we have a competitor. Spock here is a competitor of Wayfair, who's -- in my view, their business model is just decommodifying commodity products and marking them up. And so they have whole teams of people who are just writing, writing, writing and reshooting so their copy is distinguishable from other people's. And they can like SKUs look like new, and then they mark -- they just mark them up. That's all this human labor that doesn't scale, that's going to go linearly. In this case, for example, we can have suppliers from the moment they sign the contract, they can actually be live that day, and they can have SKUs on site within minutes once they're partners.

Saum, how does that compare with like the other big marketplaces?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director

So on suppliers, what we've heard from our partners is that it can take 2 weeks to a month or more to get the suppliers on site. SKUs can take days or weeks.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. So I'm going to break just a second to inquire into the sync or lack thereof. Just a moment. Okay. Next up, recent SEO performance, it may be a few seconds away from you. But on the upper left-hand corner of the slide, you will see our recent SEO performance, ours is the red line, Amazon is the mustard, Wayfair is the second from the top. And this is terrible. Remember, this was 45% of our business a year ago. It collapsed. Our SEO collapsed, especially confusing because we've always been great with Google, other than a hitch here or there, different theory as to what's going on. This may be due -- they switched to a machine learning and algorithm last May. So we're sorry -- no one's more sorry than we are that this happened, and it began crumbling last May and just kept crumbling through the year in a completely -- I mean, it's not -- this isn't one of the situations where there are a hundred different things to fix. There was this big problem. And the fact that we haven't had worse results is actually a function of the fact that all of our other channels are just singing. And that's especially -- like growing 15%, 20%, even 30%, which is especially odd because SEO is sort of the freshwater in the top of the aquarium. You would think that with that cut off, you would think these other channels would really suffer, and they have, and yet they're still doing -- the head pulled us through. So now I'll turn over to Saum. That was the problem. What did we do about this, Saum?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. So we lost rankings, particularly on head terms, which are getting very competitive. And what we mean by head terms is things like "online shopping" or "living room furniture". So the chart tracks 50,000 keywords on head terms. And while we lost rankings there, we shifted our strategy to the long tail. And so that's why you see index pages climbing and, as a result, our sales climbing.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. Seth, go ahead.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. And you'll see, even though the keyword on head keywords has not improved materially, the sales have. As we've expanded those long-tail pages ranking, they convert much higher because they have a much higher level of content.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
That's right.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
People searching for very specific products. So even though it doesn't replace all the traffic, it actually does a very good job of replacing sales, and it's helped us claw back a lot of that customer acquisition that we have lost previously. And that really kind of bottomed out at the beginning of December.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. So let's move on to finance hub. Very proud -- and I actually think that previous graph is also a great example of what these guys are good with. We don't have the billions that other people got. So these guys rolled with the punches, something crazy happened and just rippled away over the course of the year, this SEO. And we probably put 3 or 4 years of SEO projects together and got them through last year, have still not fixed that underlying problem. But, the fact that we're able to respond and find switch from the heads to the tails and do this and that and even go from look -- that graph, it shows we were as much as 70% down in SEO, and we've only gotten back to 20% or 10% down, it's nothing to cheer about. But when it's 40% of your business, think of how well the rest of this stuff had to do, and now that we're sort of coming up on lapping the point when that generation started, and it's a smaller part of our business now, it won't have nearly as big an effect.

Okay. Finance hub. I'm very happy about finance hub because one of the plays here may be a big -- the big mash-up, between our normal e-commerce world and this world of fintech. There's a lot of direction that, in a lot of places, that can emerge. So, for example, we have this $1.99 stock trading, $2.99 to the general public and $1.99 for Club O members. We have -- I do see there's about 45-second lag in the slide, so I'm just going to power through that and we'll sync it up in post, as they'd say in Hollywood. We have robo-advising I'm really excited about and that we have quite a unique product. There's basically 2 big robo-advisers that they're each worth a couple billion dollars and had a couple hundred thousand people in them. In our case, we -- what they do is they offer -- you come in, they ask you some questions, they infer risk profile and then they go -- say, "Well, you want to be in mid-cap stocks? We'll -- we go and find you an ETF in mid-cap stocks in our robo, and then they charge you 25 to 75 bps for it. In our case, we go out and we basically trade a personalized ETF. There are some propeller head up from MIT in all this. And we -- they match the alphas and gammas and everything else, and they create a personalized ETF in the sector you want to be in of 20 stocks. I think it's a great product, and we charge $9.95 a month for it.

Next up is cars. If you've not been in our car tab in the last couple weeks, you probably want to check it out and keep checking it out in terms of the quality of the technology, the quality of the search, the fact that you can buy warranties and bind right on our site and you can finance your cars, new car, used cars, even car you already have, you can go there and refinance it. It's a really unique cars offering.

Anything else you want to say on it, Saum or Spock?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
No, it's okay.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay. Medici Ventures, there's a nice description of Medici Ventures you can come back and read. Medici has 5 areas of interest. Why don't I just hold on for a second until things sync up? Okay. So Medici Ventures has 5 areas of interest: the personal identity, property and land, money and banking, capital markets and voting. And if you think of that whole chain, that's kind of a country right there. If you could go into some direct country, for example, and install these systems, and this country could have the most bulletproof, inexpensive, leading-edge subsystems in the world. We have 12 investments. What people maybe haven't tuned in on is the type of synergy there is among these investments. And what the guys are building in IdentityMind fits what they're doing in Bitt and in Bitsy and what the folks are doing in -- et cetera, et cetera. There's all kinds of -- tZero and Symbiont are wonderful partners at some point. So this ecosystem may seem random, but there's a real underlying structure to it.

Our investments in personal identity and voting, very excited about. IdentityMind, look that up, it's won all kinds of awards, it's one of the hottest companies in Silicon Valley, hottest startups, all that SettleMint, some really leading-edge hires in Europe we know quite well and are very fond of, and we made an angel investment in that company and Voatz. There's a lot about voting in here. I'm surprised there isn't more in the general public's consciousness about if we are questioning our national voting system, how about making a blockchain digital citizenship? All of the questions can be taken out of it. I think people in both parties who don't want to see that happen.

De Soto. I mentioned in the last conference call, if you go back and look at the transcript, that we were working on something even more exciting than tZERO and Bitt. I didn't say what it was, but it was De Soto. It took a long time to woo Hernando de Soto, let me tell you. You probably saw some announcements around the end of the year. This is bigger -- this is so exciting because I think we change the lives of 5 billion people. 5 years, 5 billion people, we are building stuff, having the team intensely working away on it. I think that we started this because we thought we could do something good for the world, and we figured that there's -- of course, in some way, it's going to be able to make money when you build something this useful. However, I will say that in the course of building this, and we got a bunch of people working with the whole team. It's just coming back from Hernando's home in Peru with us, and I've been there 4 times in the last 6 months. It is starting to appear there's actually a huge financial opportunity here, it's not why we started the project. We wanted to do something historic, but there is actually quite a large financial opportunity here.

Now we move into Bitt. Bitt and the blockchain meets money. We have some nice investments here, Bitt just made an announcement yesterday and one a couple of weeks ago that we have the first -- that the mighty island nation of Montserrat has agreed to digitize its currency. And then we just announced yesterday the entire eastern region of the Eastern Caribbean Central Bank is going to digitize the ECCB and the Eastern Caribbean dollar. But there is a place right now, it's the only place in the world, Barbados. You can walk in, download an app, go to an ATM, put some money on your phone and that money exists only in the blockchain and on your phone, it's mobile money without a bank account. And you can go into a shop in Barbados and buy something. So again, a lot of people talk about this stuff.

Now we get to tZERO. tZERO, it's in the news a lot. It's blockchain meets capital markets. You want to read this carefully. There's a legacy non-blockchain business we quite like, there's a blockchain business that has a number of products. You can read about them there. Digital Locate Receipts, I'll emphasize, this is in a -- this is currently in customer and stock. It's not been commercially licensed. It's basically -- Rob, how will you describe this? Testing, but there are actually people paying and using it?

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Yes. My understanding.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay. Then, of course, security tokens is the big event. We got here a long time ago, frankly. We said that I think this world of ICOs, of utility tokens, is largely a prime era or, largely, people are pretzeling themselves around the securities in order to raise money from the public but not call it a security. And on June -- July 25, the SEC ruled in the case of the Dow Utility token, that it was a security. Well, the Chairman of the SEC came out a couple of weeks ago and he said, "Actually, I've never seen a utility token that isn't actually a security token." What that means is, a, anyone's nuts if they keep doing utility tokens. The whole market has to shift to security tokens or else no Americans can be involved; it means that the thousands of things that got issued, I think people have no idea and in this community with these young folks, I don't think they have any idea what kind of hot water they're going to be in with the SEC if they had raised money and (inaudible) raise money and never from the public and it just never call -- got around calling it a security.

Here's a map, so to speak, of tZERO. The blue is the conventional system, what they do to different kinds of clients and how they route using AI into different exchanges and dark pools. We are setting up a security token trading platform, of course, it is going to be conducted all within the SEC ranks. I will emphasize, because I hear there are some knuckleheads out there saying, "Oh, we can't do this," we are the first company in the world -- 2.5 years ago, we issued the world's first private blockchain security. And then 6 months later, in December of 2015, we applied to the SEC with an S-3 for Overstock list issue a public blockchain security. It took a year, the S-3 contemplates how it's all going to work and how there's this blockchain trading system and so on and so forth. In December 2016, the SEC sprinkled holy water on it, which -- by which I mean they gave deemed approval. They said, "You can sell this to the public", and we did sell it to the public. We say people -- we have -- you can go right today and buy a public blockchain security. There's exactly one in the world. Go set up an account with Keystone and you can buy it. And that's out there, it's described in an SEC S-3, that's live in the world. So anybody who tells you otherwise, just tell them, what's the ticker? I can name a ticker. OSTKP. If they're telling you that we can't do this, because I tell them -- or if they say that they can do it, ask them for 1 ticker, because ours is OSTKP. That's a digital security, the only one in the world.

Saum, did you want to add?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
I just want to make sure you highlight crypto exchange, which you haven't discussed yet.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
You're right. Thank you. The thing is in black. On the right side, there is a wonderful business opportunity. We don't want to set up our own crypto exchange. We could take this tZERO, wonderful -- by the way, the folks at SpeedRoute, I get told again and again by people deep in Wall Street that these are the most knowledgeable guys in the country on routing and exchanges, they are incredibly knowledgeable. It's a very unique company, SpeedRoute. It's the only broker-dealer in America with only other broker-dealers that it's supplying; it's a specialist in routing. We can take its technology and apply it, integrate to these exchanges and create a bridge across -- between these 2 different ecosystems and a very smart bridge. However, given Secretary -- Commissioner Clayton's statement, if all of these utility tokens that have been issued are, in fact, securities, then not only the people who did that, breaking them, the regs, but the exchanges that those coins are trading on. If they're trading a security and they're not an SEC-approved venue, then they're breaking the regs, too. So whether we, in fact, build that dotted bridge has a lot to do -- is going to be driven by a regulatory clarity.

On the next slide, blockchain's capital markets. You've seen a number of interesting transactions from us since we last spoke, including buying interest in StockCross. So we're not going to explain how the puzzle adds up yet, there are pieces of the puzzle that we have to reveal, but we can't share the whole picture. But you should be able to fit them together. We bought an interest in StockCross, which is a self-clearing firm with the DTCC, Muriel Siebert. We bought a prime interest in a prime broker. I know there's a letter of intent that's been accepted, and there's other things that are being considered. So -- and then lastly, we do have a security token offering going. I warn everybody because again, I saw (inaudible) saying, "Well, Byrne, says -- he forgets to tell people there's going to be competition." Yes, there's going to be a huge competition, we're trying to raise $250 million in creating an alternative ecosystem to Wall Street. I expect we're going to have some competition. I expect we're going to have some regulators to talk to. I expect -- it's going to be all kinds of pushback and all kinds of problems, I warn people all the time, it's extremely risky. My money's in it. I love it, but the public should stay away, the hell away, from that security token offering, and even accredited should be very careful and understand what they're getting involved with.

Next, just so I never mention or could be accused of not mentioning it, I'm going to mention Ravencoin, which is -- put this in the category of Texas Gulf Sulphur. I have now officially publicly mentioned Ravencoin. Don't know what it's worth, I probably should disclose we have over 60 million of these; it's currently trading at $0.03 a piece, so a couple million bucks, nothing to get excited about. Who knows? But it's not our coin it's an open source project, of which we became quite enamored and we threw in several millions of dollars of developers to help it along and such, it's a very interesting project, and that's enough.

So now moving to retail strategy, we have strategic options. Seth, why don't you comment again on the strategic option you're managing?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. So again, like we said at the top of the call, we announced last call that we've engaged Guggenheim. We're considering strategic alternatives, including the sale of the e-commerce assets. Because the work is ongoing and because it's confidential, we're not going to comment further until it's appropriate to do so.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Can I say anything else, Seth?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
No, that's it.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
That's it, okay. Shock collar, let me squeak through. Okay, I will not comment on that, but I feel that I probably should not say a word past what you've said.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Growth strategy. Saum?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. So we have built one of the most efficient, pure-play e-commerce businesses, and we've delivered consecutive years of profitability. Our focus going forward, as Patrick has mentioned, we're going to go after growth now in market share. And we're going to do that by focusing on our technology, which has given us these great results we've had the past few years, so doubling down on things like AI, ML and increasing our digital marketing.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
ML is machine learning.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes, thank you, a good point. And so we're also increasing marketing. But with that, we're doing it very intelligently with in-house tech and really finding the best growth opportunities across all our channels and finding audiences that are the most profitable long term. So it's the shift in strategy from short-term profit to long-term customer lifetime value and that's really what we're going to be doing going forward

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well said.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. We'd really want to see long-term free cash flow. That's what we're trying to liberate here.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. And we've had lots of free cash flow before. I think it takes as you shift the gear from one strategy to another, you got to -- there is an effect. I used to describe it when we went through different shifts. It's like if you're on a speedboat on a pond and you hit the throttle, the first thing that happens is you actually sink down and you plow and your gas mileage is quite bad for 100 yards and then you get up on the plane and then your gas mileage gets really good. So we are -- we have broken -- we have done -- we have kind of distribution facilities. We actually think we can add 2 distribution facilities this year, not much cost, and get 95% to 98% of the country within 2 days. Accelerating private label strategy is working, we kind of not discontinued, but this was much smaller for a decade than it once was. It's now been taken over and somebody is charging with it. And the expanded Club O Rewards program, Saum, you want to...

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. I mean, I think we discussed this earlier but -- and this is one of the cohorts that is making us a lot of money, and we think it's going to continue to get better and we're adding more and more value to the program, but we can't really discuss beyond that.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
If you have any questions, send it to ir@overstock.com. And lastly, I'll close as we're waiting for them to come in with a slide. It tells the whole picture. We've gotten, we have I think, a great company, a unique earnings history, we've just gotten crushed by some dumb money, it feels to me. And we're not buying. No, it's just their strategy, a strategy we've always said was not the strategy. But given I look at this in the upper right-hand corner, clearly, Wall Street never cared about our earnings, really, Wall Street never cares about Wayfair or anyone else's losses. We've been demonstrating we have a more intelligent engine and efficient engine by showing the profits that hasn't gone beyond -- across. What we can do is demonstrate the efficiency another way and achieve high growth and cash flow and such and just show much better numbers than the other guy. So with that said, I see a ton of questions have come in. Seth, what's up? Do you want to hit them?

QUESTIONS AND ANSWERS

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. So the first questions are from Tom Forte, analyst from D.A. Davidson. His first 2 questions are, what are the criteria you're looking for in considering different companies to join? And has anything changed your views on the benefits Overstock could provide to large, legacy bricks-and-mortar retailers?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I'll answer the second one first. Yes, this whole process has changed my view on what we could provide. It's made me realize to a large, legacy brick-and-mortar. It's made me realize I totally understated them because Spock here has spent the last 5 months carefully building models for various people and models that show connected, and it's unbelievable how many hundreds of millions of dollars can just drop to the bottom line and it makes me actually realize I probably figured 3 or 4 years ago this is the right way to go. It makes me wonder if I -- anyway, it's clear to me, the gods of economics, think this is the right thing with a large brick-and-mortar most likely, although there's a couple of other kinds of companies that are interesting types of people to talk to, too. Go ahead, Seth.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. And I think -- I would agree with that. I think as we've done the modeling and run the data, what we've seen is there are unique capabilities that live in bricks and mortars, particularly from a supply chain standpoint, and that live in pure-play e-commerce companies from a technology standpoint. I think what the market is increasingly realizing is that those qualities exist in the genes of the company. They're not something that's grown or synthetically created. It's sort of genetically coded. And I think that's what you've seen from Amazon and from others who have started doing these stem cell injections via acquisition to combine those 2 sets of genes to create new, unique offering. And I think there's tons of value in it. And I think in the long run, the market will converge that way.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Agree. I see you've got more questions than I've ever seen, e-mails. We have 1,300 people watching.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
It says in the event of a sale, how should investors think about the tax impact and how much of a tax would there be?

I think I can answer that one. That all depends on structure. We can't comment yet because that's still part of ongoing conversations.

You recently acquired a small home-related website that consumers can use to find rentals. What was the strategy behind that acquisition?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Saum, do you want you or me? We are very good with people who move homes and people, when they move, it's a very good time for us to reach them. We spend a lot of money and time trying to find people as they move. Ideally, we wanted some natural reason for people to come to our site instead of just buying traffic and so we put those 2 things together in Rental Roost, a site that, in the past, has been able to build a good traffic base and that we can rebuild. It seems to me it's going to give us great access to people who are likely customers.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
What gives you confidence in your ability in general to offer consumers financial services to drive home e-commerce products?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, we actually have, since we've introduced financial products, a couple -- probably not a couple, 4 or 5 years ago. It's actually been -- I mean, the -- we sell hundreds of millions of dollars' worth of stuff on credit. Now we are refining ways we offer credit, but people were okay. People already have this wonderful, trusted relationship with us and that's really the hurdle we've got to get over. So now that they already have this trusted relationship, bringing them mortgages, bringing them stock advice, I think, can be a very powerful way to get more integrated. And of course, the value, if somebody is a financial customer, is about 50x their value as a customer who buys toasters from you. I saw a couple of years ago somebody -- actually, there was an article by somebody smart, I'm trying to think who it was, but pointing out why haven't e-commerce companies' big play is an e-commerce company bringing in financial products and it has really been my plan for about 11 years. I was worried someone else would get there first, but anyway, we're already seeing people are signing up for Muriel Siebert accounts through us and all kinds of things.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Yes. It's already such a significant part of our business, and they are some of the most valuable customers. So we're doubling down.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes, well said.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Regardless of potential for a pending sale of the home e-commerce business, why is it in the best interest of shareholders to invest or not in marketing spending to compete against Amazon and Wayfair?

I think we've actually spoken at length about that. We think we reached a point in our maturity in terms of our ability to retain customers and leverage our G&A where it now does make sense to start doing so, either as a stand-alone or as part of a sale, we think that's a strategy that adds value.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, somebody's asking why haven't we done this before basically. Yes, I think you're right, maybe it was dumb of me not do this before. If somebody builds out a smart model, they will see something interesting that as we grow, we can spit out lots of cash -- not this year, it will consume some cash. But going forward, we can generate the cash we need to keep accelerating. So I never adopted this strategy before because I'm a value investor by background, and everything is about making money and limited use of capital and all that stuff. But I've just got to recognize that game is -- the 3-point shot came along or the jump shot came along, it's about time we adjust our game to it.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
How should investors think about the importance of 2-day shipping for home purchases? And would it be worthwhile to add additional fulfillment centers beyond the ones we have in Salt Lake City?

I think I can take that one. We think it's valuable. We have added additional fulfillment centers. We fulfill products for our dropship partners. That business is growing nicely, and we intend to expand it in the coming year.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
We took that slide out, but we should have shown that slide of -- we have a business that competes basically with Amazon fulfillment services, only it's better in the sense of Amazon fulfillment services, you put your inventory in their warehouse and then you sell them on Amazon and they'll fulfill on Amazon. But if you sell on eBay, the last I checked, they wouldn't support your sales on eBay. In our...

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Or they charge you an arm and a leg for it.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes. That's it. They charge you, but we have -- charge you. In our system, you put it in our warehouse and we'll support sales through any of the channels. Most of those sales do come to us. That has actually taken our warehouse utilization to 80%, over 80%. You don't want warehouses really to get to -- at about 85%, everything starts gridlocking. So, we actually know that this is working, and it's a significant part of our warehouse utilization, it is time we can expand a couple of warehouses and fill them up; we have sort of gotten over the hump on that.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Now pivoting to Medici and fintech. After tZERO, Bitt and DeSoto, which of your holdings, in your view, has the greatest likelihood of driving shareholder value and why?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, this is like, actually, which of my children I love most. So I guess I shouldn't answer. Can I -- what can I say here?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
I think we've had a pretty fulsome discussion of a number of them that we think are going to add a lot of value. So how should your investors think about...

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
What do you think -- before we go on, JJ, the question is about these beautiful 12 love children you and I have made in Medici, after tZERO, Bitt and DeSoto, which ones do you love the most?

Jonathan E. Johnson Overstock.com, Inc. - Director and President of Medici Ventures

I can't say which one I love the most, but I will tell you I think our recent purchase of an ownership interest in Voatz is really exciting. I think the world of voting is just screaming for blockchain, and it's an area where I think the adoption curve will not be a gentle S but a steep S, and once it's proven, it should just flourish.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
And Jonathan, who, I shall mention, ran for governor a couple of years ago in Utah and then lost in a squeaker, developed some political connections that he got -- that he helped -- anyway, people in Utah had opened their mind to this and isn't there an election that's just been held somewhere in Utah using this system?

Jonathan E. Johnson Overstock.com, Inc. - Director and President of Medici Ventures
Next week, there'll be neighborhood caucus meetings, which are part of a unique way that Utah does elections. It will happen next week, and one of the larger counties in Utah will be using the Voatz application.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Good. There's a lot of things in Utah a little strange.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
All right, all right. How should your investors think about the SEC investigating ICOs, including yours?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I love them. The better, the more, the harder they look, the better we look. I was shocked all last year, people out there, they're putting a term paper up online and they raised $100 million and I was kind of shocked that the SEC was not acting. And they really did so in the flimsiest of excuses. So everybody who understands what's going on in the token world, there are 2 kinds of tokens: utility tokens and security tokens. Imagine somebody comes to you and says, "I'm going to build a video game parlor in your village, I'm going to sell $1 million worth of tokens for $700,000 to you and then I'm going to take that $700,000 out, and I'm going to buy some video machines and run a parlor and stuff." If I already have the video game parlor and I would just sell you those little brass tokens, $1 million of them for $700,000, and you could come and use them today, then I'm just giving you a discount, pre-booking some revenue. If I'm taking that capital and going and building my business, it sure looks an awful lot like I raised some money, some capital from the public, and it looks like a security to me and since about 1933, you're not supposed to do that without a whole bunch of government holy water or deemed approval. So we were shocked last year that that was going on. We never ourselves became part of it, and what we are building is -- unfortunately, there's only -- there are no security tokens out there yet other than I recently learned I was wrong; I thought we were issuing the first one, ours, I think, is the second. Brock Pierce and Blockchain Capital issued a security token last May, but other than that, I think ours will be the next -- under Reg S, Reg D stuff, so anyway, that's your answer. So did I answer you sufficiently? How should I think...

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
About SEC investigating? Well, let them crack down, the more they crack down, the more all that capital formation is going to have to move to an SEC-compliant exchange, which no matter what anyone says, there's precisely one SEC-compliant blockchain trading platform in the world right now and we own it. It's an ATS that they gave us, deemed approval on April 1, 2005, to go ahead and do this way.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
'15.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
2015, sorry.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Where do you stand on the digital locate receipt efforts?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I love the product, love the product. Incidentally, I think this market is about a $20 billion market -- $20 billion to $30 billion, the industry itself says it's $17 billion but there's a repo market that's $100 billion. I've been under the belief that the repo market actually includes some of the securities lending market. So it's not enough, as someone pointed out, but I thought $20 billion to $30 billion might be enough to fix the pension crisis, it's not enough to fix the pension crisis. It would take $200 billion or $300 billion to fix the pension crisis, and there's not enough in this market for that but there is $20-ish billion. And it's over the counter, in the dark now, and we can make it exchange-traded. We have a system up and not just test, I mean, actual consumers are doing it and getting locate -- not consumers, but traders are getting locate, they're shorting stocks and so on and so forth. But to Seth's point, we want to get the system really refined because I mean, I look at these fines the SEC hands down, I won't mention the bank but there was recently one who got caught for 3 years, getting bad locate and went right to the top the SEC said, and this a major, major bank, one of the biggest in the world and the SEC fined them $1,250,000. And I know if we make one mistake, the SEC is going to fine me $100 million, so this has to be really locked tight.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. You talked in the past about other companies taking a minority interest in tZERO. Can you update your thoughts?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
People contact us. People contact us, talking about valuations that are -- that right now they're interested in investing in. I don't want to have those conversations because it would so screw up our security token offering right now to go and take a big slug of money from somebody. However, the truth is there are people who are talking to us about putting money if they can -- they'll put money in the security token offering and money in at the tZERO level or at the Overstock level. Those are kind of the nature of the conversations but at the moment, I'm trying to keep it all nice and clean and simple.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. And I think the key is we want good partners to work with.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes, exactly. We can get checks anywhere. I literally wake up some days with people calling me from overseas, wanting to put in dramatic amounts of money. We're looking for the right partners to bring something to the party. And I also have gotten a message repeatedly I'll let you know, I suppose I should disclose this, repeatedly on the Wall Street, I've gotten a message, "Byrne, no one can be a partner to you. You've got to get out." Gosh, I thought people have turned out to have long memory there. Well, we've got 80% of this company and I think it has cold fusion. That means it's getting its slice in the world. And I will commit to -- we will get our ownership down, from 80% down to 40% or something. In the process, I'd like to sell those pieces off to 3 or 4 of the right partners who can take my daughter and take her to greatness. And so that is really about finding the right partners and at the moment, we are focused. I mean, the security token offering has been an immense amount of work.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Should we expect sales and profits from tZERO to be reported in the future, as provided in the white paper and offering memorandum?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Everything will be reported just as described in the white paper. By the way -- go ahead, Rob.

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Yes, I think what the question is referring to is in the offering memorandum, they did include stand-alone financials for tZERO. Today, in Overstock's overall financials, tZERO is part of the segment data so you can actually see that. But that's tZERO and other aspects of Medici. As noted in the offering memorandum, it may be that next year, tZERO needs to do public or 10-K-like reporting and so then you would see it in that fashion next year, 2019, for 2018.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
How should we think about the ability of your discounted brokerage efforts improve -- oh, sorry, wrong one. You made some investments to date. Can you walk us through the rationale of each one?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
In tZERO?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
This one was just open ended.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Okay. If it's about tZERO, if you lay out these different pieces we have invested in and you line them up the right way, you will see the pieces of this jigsaw puzzle turn into something really, well, I have described it, an alternative capital market, just the base. But there are pieces that are not blockchain, and it all fits together very nicely. If you're talking about the bigger picture of blockchain, the rationale for the investments are, first, those 5 areas of interest we identified and then looking for the best companies we're looking or growing.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Assuming you raise $250 million to $300 million in the ICO, will that cover your capital needs?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
For tZERO, yes, I believe so with plenty of operating capital. We have immense opportunities in tZERO if we had some capital not for acquisition but just for underlining some trading. There are real opportunities, and we've cost ourselves money by not having the capital to put under it. But yes, there are some real opportunities to put some capital work under trading.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
The options exercised in Bitt brought your ownership stake to what percentage from 11%?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I think we went to about 19%, plus or minus 1, would be my estimate.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
And your thoughts on exercising more options?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I think if they continue with -- the next options, we have had a 5-year tail, there's no point in exercising them before they need to, giving up the optionality, but they would take us to about 34% if we exercise them. Bitt is on a wonderful roll with digitizing fiat currency, it's an enormous opportunity and they are the leader. I mean, once again, I don't think we get credit for this. There is one place you can go, buy a blockchain, public security; and there's one place you can use a blockchain fiat currency to go buy a drumstick, and that's tZERO and Bitt, okay, go ahead.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Why isn't Bitt going after larger markets? No disrespect to our friends in Barbados and Montserrat.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, as Montserrat goes, so goes Saint Kitts. Montserrat, we are going after bigger targets. We're, I forget how many central banks around the world have reached out. We think getting started in a country with 35,000 people and nice, manageable is a lovely way to start and now that the Eastern Caribbean Central Bank, with, I think, 8 countries under it, is adopting our system as well, you're going to have a couple hundred thousand people who can be using our system. I think that's just the right amount for a couple of months.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
How, if at all, is Bitt like PayPal? And how, if at all, is it like point-based rather crypto wallets?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Bitt is quite a bit better. You can go and download mMoney, go to bitt.com, download the wallet, you can see for yourself. The rails are crypto but the wallet is for fiat currency. So you can imagine a time you can be in Barbados, for example, and have Bajan -- Bajan is the local word, Bajan dollars and you want to send some to a friend of yours in Montserrat and they're getting converted from your phone, mobile money into something like the rail -- cryptocurrency is the rail, probably Bitcoin, maybe foreign coin or something, goes over to the guy in Barbados, I'm sorry, Montserrat and gets turned into their digital currency, which is I think the Eastern Caribbean dollar and you've taken out -- well, for one thing, the Caribbean is in a really bad position because it's de-risking, and all of these relations with the U.S. banks have gotten snipped. Well, since the U.S. banks were the hubs to their spokes, now inter-island trade is really difficult because they can't even pay each other. Well, if the central banks through the region adopt this, the islands can go back to trading with each other and it's devastating. Look at what's happening to the economy with Barbados and Belize, the de-risking thing, which I'm not fighting. I understand the U.S. has KYC, AML concerns, but it is really screwing up the economies of some developing countries.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Is it true that Bitt still has more money than when you first funded it because of its invested money in cryptocurrency?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director

Yes, it is. They've put a whole bunch of the money that we first invested into Bitcoin and Ether and we put $4 million in and turned into $13 million or $14 million, of which they have spent $3 million or $4 million. So there's $10 million in the bank the last I heard.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
All right. In his 2000 book, DeSoto acknowledged that technology plays a role in unlocking dead capital but so do legislation and politics. What will the blockchain do to fix the problem?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, it's dramatically changed the nature of the problem because -through the wonders of digital marketing, social media, mobile apps and blockchain, we can do very quickly what would have taken an army of government employees to do in the past, and it just so happens that there is, I think, one place on earth where those 4 technologies intersect, like mobile apps and blockchain and digital marketing. There's one place on earth, I know, that's very good at all those technologies; and I'm standing in it.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
As a business, what could DeSoto look like? And how will it generate revenue?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Don't want to talk about the business model yet other than while we did this, expecting a business model would come along, I think it's safe to say we think we can unlock, Hernando thinks we can unlock tens of trillions, or he thinks $170 trillion by one calculation, of dead capital. If we can unlock tens of trillions of dollars of dead capital, I'm sure there's a few shekels that we can make in the process. It's not why we got into it, we think 5 billion people is, I mean, going to be historic, what I think is going to happen here and it's going to happen starting, you'll see something this year, quite definitely. But where there's going to be -- when we're unlocking that much capital, there's lots of places that we're going to be able to make money, but it's not why we had. It reminds me of that old joke. "What are you doing in Africa, baby? There's no money in orphans." Somebody's asked me the question here, "Why are you doing this?" Oh well, there is actually going to be a lot of money. Well, there could be a lot of money in this DeSoto project, but that's not why I flew to Peru 4 times last fall.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Okay. How should investors think about the problems with Bitcoin related to orders around the fork and Bitcoin? Was Overstock responsible for those issues?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
No. Overstock, well, I don't want to drag anybody out, but a vendor had a problem. The software got updated. It cost us about 1 Bitcoin incidentally, so 1 Bitcoin. So for all the articles and blogs I've seen written about this, just understand the effect on us was about 1 Bitcoin.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
And who are the executives for DeSoto?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Oh, well, Hernando de Soto is the Chairman. I am but a student, and I'm at play in the master's hands, but I'm the CEO and Dr. Ali El-Husseini is the President and there's a wonderful assembly of people we have brought together, both blockchain and other kinds of talents underneath them. Ali El-Husseini, he's a close family friend from Lebanon who came over here, went to college and got his PhD here while working his way from the warehouse up in this company for about 12 years and he recently ran global and got it turned around very nicely last year and he's aristocratic, he's Arab, he's French-speaking; Hernando chose him as President, and he's going to be a great President of DeSoto. Seth?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Another one. Please explain to the listeners the actual correlation between Bitcoin prices and the value of Medici.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well...

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
I think this is implying both what's happening and should there be any correlation.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director

The value of Medici or value of Overstock?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Both.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Listen, I happen to have just run this, someone just texted that in. I almost included the slide. Going back to 2017, the correlation between Bitcoin's movements and Overstock is 91%. Even in 2018, it's 70-something percent; that's ridiculous, just so people know. I mean, what you do is your own business. Just so you know, we don't have much Bitcoin. As we disclosed, we sold a whole bunch of it through the fall, and yes, we've been accumulating several hundred thousand dollars again of it probably -- I don't know, but nothing massive and nothing that if anyone's trading us with some sort of proxy on Bitcoin, up or down, it's silliness. Why don't I suggest you do your own graph for the last 52 weeks, the price of Bitcoin and the price of Overstock, lay them on top of each other, and you'll see that it kind of, to me, it explains like 91% in our stock and I feel like I've got to warn people; if you think there is a big Bitcoin bank, it's silly.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Yes. Bitcoin also does not correlate to the technology underlying our Medici applications. So...

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
What are your plans to scale tZERO? Will an institutional sales force be hired to market the technology, the pension funds and hedge funds?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Yes, an institutional sales force is being hired as world-class, as I really understand, the SpeedRoute tZERO folks to be. The surface area of this opportunity is so much bigger than there are people there to handle. They are out there, scrambling to get in good industry talent, including a wonderful fellow I happen to have met 2 days ago, who's an institutional sales guy but in particular, a wonderful CFO as well, whom Rob Hughes hand-selected. Mr. Never-Hair-Out-Place, Rob Hughes, what can you say about the CFO?

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Great new hire. We're really pleased to have him join the tZERO team.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Industry experience, public company experience?

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
Exactly, all the boxes we want to check.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Deep risk control, all that kind of stuff, risk control and -- okay, Seth?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Does tZERO still have a lead in the SEO-compliant token exchange race, particularly BCB, Goldman and Poloniex?

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, okay, Poloniex would first need an ATS that the SEC said you can trade blockchain on, even to catch us. And in addition, the people should understand we built and took public -- a public security based in blockchain and to do that, we had to build certain functionality, certain blockchain functionality. Ether came out around the time we were doing that, and then Ether came -- ERC-20 came out, which is just a protocol that does that stuff that we wrote some internal (inaudible). So we can adopt the ERC-20 protocol, and it's like you're on Microsoft Word but you shifted from PC to Mac or something, but it's still Microsoft Word. Well, there's nothing magic about token. It's -- we have deemed approval from the SEC to run an ATS, run a trading platform on blockchain instruments, and ERC-20 is just a blockchain instrument.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Please address the SEC request for information pertaining to the tZERO ICO.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
Well, SEC speaks for itself. I am looking forward to seeing them again. It's been a decade, and then I want to help them. I think that is overdue. I've been saying publicly for about 6 months, "Where the hell is SEC?" So overdue and I'm looking forward to meeting with them soon.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Thoughts on timing to turn retail around to go positive free cash flow.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I think for 1 year, we have to suck up that we're going to have -- so we've hit the jets. I think we're going to have wonderful growth that will emerge over quarters 3 and 4. Quarter 1, we've already indicated, is the wipeout, that's where the keel of our speedboat is dug deep as we hit the throttle. Quarter 1 is terrible. I think you'll see us making nice progress in quarter 2. I think you'll see real growth being the kind of growth that people on Wall Street think of as growth. I think we're there by quarters 3 and 4, and this year is the year that we switch from one strategy to another. You will note if you model this, there is this sort of -- it's effective. Your speedboat's hull -- keel digging down in the water but once we get that growth going, I think we'll return to a satisfactory cash flow position next year and then by the year after, it's huge cash, frankly, if we grow the kind of rates, I think, we're capable of while playing by the rules the other people play by.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Somebody else is asking the effective growth strategy on the potential of an acquisition. I think acquirers will be grateful that we've already hit the throttle and that we're already pulling the boat up onto the plane.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
And especially because when we're hitting the throttle doesn't just mean doing something stupid and buying 13x as many TV spots. It's really Saum and his team really building out the technology. So what we're investing in and what we're building now to achieve that growth is something that any potential acquirer is going to be glad we did. I mean, it's been pretty eye-opening to some people who have seen what we have under the hood here. I think there are companies who understand they could work for 10 years and take $1 billion, and they couldn't build what Saum and his guys have built here. Go ahead.

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Let's see. Sorry, there's a bunch of them that are repeats of the DLR

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
A bunch of people are texting in -- or where is this from?

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
E-mailing in.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
E-mailing in. Anything else?

Robert P. Hughes Overstock.com, Inc. - Senior VP of Finance & Risk Management
That we haven't covered already, Seth?

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
It's what I'm going through to see.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director
I think that's enough if you haven't anything jumping out

Seth A. Moore Overstock.com, Inc. - SVP & Chief of Staff to the CEO
Okay.

Patrick M. Byrne Overstock.com, Inc. - Founder, CEO & Director

Okay. Folks, so this is what's happened: We have radically shifted our strategy the first time in our 18 years. We're going to play the game everyone else plays. And I believe we are, technologically and in other ways, a superior company. It has shown up in the past by what you've seen on your screen, the profitability, nobody seems to care, nobody seems to care about the guys who lose the money. We're going to play the high growth and play for cash flow game that others have and I think that same efficiency and technological edge will show up in much better numbers than they can deliver playing their game. Thank you very much. Nice working for smart owners. We're working -- you have a team of people here working insanely hard for you, from Spock here who's been, for 5 months, bringing this Guggenheim process; to Saum and his team. So thank you very much, the bunch of guys out here in the blockchain and our blockchain investments. I thank our shareholders very much. It's nice working for smart owners. Bye-bye.

Saum Noursalehi Overstock.com, Inc. - President of Retail & Director
Thank you.

Operator
Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program. You may all disconnect.

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